Exhibit 99.1

Perfumania Holdings, Inc. Announces
Anticipated Nasdaq Delisting and SEC Deregistration

BELLPORT, N.Y., September 21, 2017 - Perfumania Holdings, Inc. (NASDAQ: PERF) (the “Company”) a U.S. specialty retailer and distributor of designer fragrances and related beauty products, today announced that, on September 19, 2017, the Company received a letter from the staff of The Nasdaq Stock Market LLC notifying the Company that it is not in compliance with Listing Rule 5250(c)(1), having failed to file its Form 10-Q with the Securities and Exchange Commission (“SEC”) when due in September 2017, and that, in light of the Company’s bankruptcy filing, the staff has determined in accordance with Listing Rules 5101 and 5110(b), and IM-5101-1, that the Company’s common stock will be delisted from The Nasdaq Stock Market (“Nasdaq”).

Considering Nasdaq’s continued listing requirements and the Company’s intention to emerge from Chapter 11 as a private company, the Company does not plan to appeal the Nasdaq staff’s determination. Accordingly, trading of the Company’s common stock on Nasdaq will be suspended as of the opening of business on September 28, 2017, and Nasdaq will file a Form 25 (Notification of Removal from Listing) with the SEC, which will remove the Company’s common stock from listing on Nasdaq.

After the Company’s common stock is delisted by Nasdaq, it may be eligible to be quoted on the over-the-counter market. There is no assurance that broker-dealers will commence or continue to provide public quotes of the common stock on this market during the Company’s reorganization or, if so, whether the trading volume of the common stock will be sufficient to provide for an efficient trading market.
The Company intends that, following delisting, if its plan of reorganization is confirmed by the Bankruptcy Court, it will file a Form 15 (Certification and Notice of Termination of Registration) with the SEC to deregister its common stock under the Securities and Exchange Act of 1934 (the “Exchange Act”). The Company’s obligation to file periodic reports such as Forms 10-Q and 10-K under the Exchange Act will be suspended immediately upon such filing and will terminate when deregistration becomes effective 90 days thereafter.

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About Perfumania Holdings, Inc.
Perfumania Holdings, Inc. (NASDAQ: PERF) is the largest specialty retailer and distributor of fragrances and related beauty products across the United States. Perfumania has a 30 year history of innovative marketing and sales management, brand development, license sourcing and wholesale distribution making it the premier destination for fragrances and other beauty supplies. The Company operates retail stores and e-commerce specializing in the sale of fragrances and related products across the United States, Puerto Rico, and the U.S. Virgin Islands. The Company also operates a wholesale distribution network, selling to mass retail, department stores as well as domestic and international distributors. For additional information please visit www.perfumaniaholdings.com.

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Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those containing the words “anticipates,” “intends,” “expects” and “may,” and other words and terms of similar meaning. Forward-looking statements involve expectations, goals, assumptions, risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Among the factors that could cause actual results, performance or achievement to differ materially from those described or implied in the forward-looking statements, include, without limitation, the Company’s ability to confirm and consummate a plan of reorganization in accordance with the terms of the prepackaged plan; risks attendant to the bankruptcy process, including the effects thereof on the Company’s business and on the interests of various constituents and the length of time that the Company might be required to operate in bankruptcy; and risks associated with third party motions in the bankruptcy cases, which may interfere with the ability to confirm and consummate a plan of reorganization in accordance with the terms of the prepackaged plan. The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Contact:
Jennifer E. Mercer
Epiq Strategic Communications for Perfumania Holdings
310-712-6215
jmercer@epiqsystems.com